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                                                               EXHIBIT 10.18


[LOGO]


Acquisition
Management
Services, Inc.

September 18, 1996

PERSONAL & CONFIDENTIAL

James C. New
President
AmeriPath, Inc.
7289 Garden Road, Suite 220
Riviera Beach, Florida 33404

Dear Jim:

This is to confirm our understanding (as described below) that Acquisition Management Services, Inc. ("AMS") has been engaged as an advisor and consultant to AmeriPath, Inc. (the "Company") to assist the Company by providing certain advisory services. This Agreement shall be in effect from the date of execution and may be extended to cover additional services with the written consent of both parties for such periods as the parties may agree. The terms of this Engagement Agreement will expire thirty (30) days from the date hereof unless accepted by the Company in writing by executing and delivering to AMS the final page of this Agreement. This Agreement will be the entire understanding of the parties with respect to its subject matter, except for the provisions contained in the letter from AMS to the Company (dated May 22, 1996) regarding the amount of compensation and the time frame for completion of assignments.

A.      ADVISORY SERVICES

        The Company hereby retains AMS to perform human resource consulting, purchase accounting, due diligence, financial analyses, valuations, projections, strategic analyses and, in consultation with the
        Company's management, negotiation of terms with respect to potential acquisitions by, or other transactions involving, the Company
        (the "Services"). For purposes of this Agreement, "due diligence" with respect to an acquisition target shall include, but not be limited to, review of (1) contracts, arrangements or other agreements; (2) ownership structure; (3) organizational structure, including interviews of officers of key personnel; (4) facilities; (5) insurance policies and claims histories; (6) litigation matters; (7) tax returns and related matters; (8) market conditions; and (9) billing practices. AMS shall prepare appropriate written reports (for use by the Company's officers and for presentation to the Company's Board of Directors) documenting the results of the foregoing. AMS shall also prepare, in consultation with the Company's management, a Memorandum of Understanding with respect to each potential acquisition for which AMS provides Services. AMS shall devote such time and attention to these matters as shall be reasonably requested by the Company or determined by AMS, in its reasonable discretion, to be necessary or appropriate for the diligent provision of
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AmeriPath, Inc.
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        the Services. All Services shall be rendered by AMS in King of
        Prussia, PA, unless otherwise determined by AMS and the Company. AMS will be compensated for the Services in accordance with the schedule set forth in Exhibit I.

        AMS shall provide the Company with the Services as described above, and as are otherwise reasonably requested by the Company, provided that AMS shall not be required to undertake duties not reasonably within the scope of the Services for which it has been engaged. In performance of its duties, AMS shall provide the Company with the benefits of its best judgment and efforts, and shall perform the Services in a prudent and professional manner. Except for the foregoing sentence, AMS makes no warranties or representations of any kind, expressed, implied or statutory, regarding the Services, including without limitation any representation or warranty as to the value or quality of the Services. AMS shall be obligated to render advice, upon the request of the Company in good faith, but shall not be obligated to spend any specific amount of time in doing so.

        The Company acknowledges that AMS and/or its affiliates are in the business of providing services similar to the Services to others. Nothing herein shall be construed to limit or restrict AMS in conducting such business with respect to others or in rendering such advice to others.

        The Company acknowledges and agrees that AMS shall be entitled to rely on information and instructions supplied by the Company, and that AMS shall not be liable to the Company (and shall be indemnified and held harmless by the Company from and against any loss, damage or liability resulting from) for any action taken at the request of the Company.

B.      RELEASE; LIMITATION OF LIABILITY

        The Company, on behalf of itself and its officers, directors, employees, agents, affiliates, successors and assigns (collectively, the "Company Affiliates"), does hereby remise, release and forever discharge AMS, and AMS's officers, directors, employees, agents, affiliates, predecessors, successors and assigns (collectively, the "AMS Affiliates", and together with AMS, the "AMS Entities"), of and from all actions, suits, claims and demands in law or equity, that the Company or any Company Affiliate ever had, now has, or hereafter may have, by reason of any claims, demands, actions, or causes of action for injury, death, loss or damage of any kind or nature whatsoever, which, either directly or indirectly, arises out of or results from, the provision of, or the failure to provide, the Services prior to the date hereof other than the fraud, gross negligence or willful misconduct on the part of AMS or such AMS Entity. The Company acknowledges and agrees that neither AMS nor any other AMS Entity shall be liable to the Company or any Company Affiliate for any liability, loss or damage relating to, or resulting from the provision of, or failure to provide, the Services, including but not limited to consequential or special damages relating to loss of profit or goodwill or other special or consequential damages, whether or not AMS is notified of the possibility of such damages, other than liability, loss or damage resulting from the fraud, gross negligence or willful misconduct of AMS or such AMS Entity.

        The provisions of this Section shall survive the termination of this Agreement.
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AmeriPath, Inc.
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C.       INDEMNIFICATION

         Recognizing that transactions and projects of the type contemplated by the Company sometimes result in litigation and that AMS's role in the transactions is advisory, the Company and its subsidiaries and affiliates agree to indemnify and hold harmless AMS and the other AMS Entities (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal, consulting activity or any other matter (collectively, the "Matters") contemplated by the engagement of AMS hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of AMS hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding.

         Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction or arbitration shall have determined by final judgment resulted solely from the fraud, gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of AMS, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not AMS or any other Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of AMS and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

         The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and AMS on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to AMS with respect to AMS's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which AMS is engaged to render financial, consulting, development or other advisory services bears to
         (ii) the fees paid to AMS in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by AMS pursuant to such engagement (excluding amounts received by AMS as reimbursement of expenses and other fixed costs of AMS required to provide services on an ongoing basis).
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AmeriPath, Inc.
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        The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with AMS's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction or arbitration shall have determined by final judgment resulted solely from the fraud, gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

        The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of AMS's engagement and (iv) whether or not AMS shall, or shall not be called upon to, render any formal or informal advice in the course of such activities to which AMS provides services to the Company. The provisions of this section shall survive the termination of this agreement.

D.      TERMINATION

        This Agreement may be terminated by either party at any item, for any reason, by giving ten (10) days prior written notice.

E.      CONFIDENTIAL NATURE OF INFORMATION AND ADVICE

        AMS agrees to keep confidential all non-public information provided to it by the Company or ascertained by it in the course of providing the Services, except as required by law or as contemplated by the terms of this Agreement. Notwithstanding anything to the contrary, AMS may disclose non-public information to their agents and advisors whenever AMS determines that such disclosure is necessary or advisable to provide the services contemplated hereunder.

        For purposes of this section, "non-public information" shall not include information which prior to or after AMS's receipt thereof
        (i) was or becomes publicly known without disclosure by AMS or (ii) becomes available to AMS as a result of disclosure by a third party which represents to AMS (upon which representation AMS is reasonable in its reliance) that it is or was entitled to disclose such information.

F.      COUNTERPARTS

        This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
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AmeriPath, Inc.
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G.      ENTIRE AGREEMENT AND GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

H.      AMENDMENT

        This Agreement may not be amended or modified except in writing executed by the Company and AMS.

I.      SURVIVAL

        Notwithstanding anything to the contrary contained herein, the provisions concerning release, confidentiality, indemnification, compensation and the Company's obligations to pay fees and reimburse expenses contained in the indemnification provisions shall survive the expiration or termination of this Agreement.

If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning one copy of this letter.

Very truly yours,


ACQUISITION MANAGEMENT SERVICES, INC.


By: /s/ Brian G. Murphy
    --------------------
    Brian G. Murphy
    President


Accepted and Agreed
this 19th day of September, 1996


AMERIPATH, INC.


By: /s/ James C. New
   --------------------
   James C. New
   President